Exhibit 99.1

     WALTER INDUSTRIES PROVIDES UPDATES TO PREVIOUSLY ANNOUNCED INFORMATION

TAMPA, Fla., Sept. 6 /PRNewswire-FirstCall/ -- Walter Industries, Inc. (NYSE: WLT) provided today several updates to previously announced information.

As previously announced, the Company's Cardem Insurance subsidiary has a significant customer base in the areas affected by Hurricane Katrina. In addition, the Company's Financing segment provides mortgage financing to many homeowners in the affected areas. Based on very preliminary estimates, the Company expects claims-related losses in its Cardem Insurance business and credit-related losses in its mortgage portfolio to be approximately $8 - 15 million in the aggregate. The Company will refine this estimate as more insurance claims are received and potential credit losses are further evaluated.

The Company continues to make progress toward the closing of the previously announced acquisition of Mueller Water Products, Inc., which is expected to take place within the next several weeks. The Company previously announced that approximately $25 to $35 million of ongoing annual operating synergies are expected to be achieved within 24 months of the acquisition. Based on preliminary synergy planning, the actual annual run-rate synergies available during that time frame, and over a longer period on a fully integrated basis, may be substantially higher.

The Company continues to seek opportunities to expand the amount and types of coal it has available to market beyond the metallurgical coal produced by its Jim Walter Resources subsidiary. In this regard, the Company's United Land subsidiary continues to make progress in pursuing a variety of investment opportunities to expand the Company's steam and metallurgical coal output.

The previously announced search for Don DeFosset's successor as Chairman and CEO is substantially complete, and the Company expects to announce his successor shortly.

Walter Industries, Inc. is a diversified company with 2004 revenues of $1.5 billion. The Company is a leader in affordable homebuilding, financing, and water transmission products, and is a significant producer of high-quality metallurgical coal for worldwide markets. Based in Tampa, Fla., the Company employs approximately 5,200 people. For more information about Walter Industries, please visit the Company Web site at http://www.walterind.com .

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Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, changes in customers' demand for the Company's products, changes in raw material, labor, equipment and transportation costs and availability, geologic and weather conditions, changes in extraction costs and pricing in the Company's mining operations, the cost and timing of returning Mine No. 5 to operation, changes in customer orders, pricing actions by the Company's competitors, the collection of approximately $14 million of receivables associated with a working capital adjustment arising from the sale of a subsidiary in 2003, potential changes in the mortgage-backed capital market, and general changes in economic conditions. Those risks also include the closing of the Mueller transaction and the timing of and ability to execute on any strategic action that may be pursued. Risks associated with forward-looking statements are more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no duty to update its outlook statements as of any future date.

SOURCE  Walter Industries, Inc.
    -0-                             09/06/2005
    /CONTACT: Investors, Joseph J. Troy, Sr. Vice President - Financial Services, +1-813-871-4404, or jtroy@walterind.com, or Media, Michael A. Monahan, Director - Corporate Communications, +1-813-871-4132, or mmonahan@walterind.com/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20020429/FLM010LOGO-c
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.walterind.com /
    (WLT)